UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2010

Date of Report (Date of earliest event reported)

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16493	94-2951005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sybase Drive

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 236-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Company Change in Control (as defined in Item 5.01 below) on July 26, 2010 and the consummation of the merger of Sheffield Acquisition Corp., a Delaware corporation (“Purchaser”), and a wholly-owned subsidiary of SAP America, Inc., a Delaware corporation (“Parent”), and an indirectly wholly-owned subsidiary of SAP AG, a German stock corporation, with and into Sybase, Inc. (the “Company”), with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), on July 29, 2010, each constituted a “Fundamental Change” as that term is defined in the Indenture (the “2009 Note Indenture”) relating to the Company’s 3.5% Convertible Senior Notes due 2029 (the “2009 Notes”). In addition, since the holders of outstanding shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), including the associated rights to purchase shares of Series A Preferred Stock (together with the Common Stock, the “Shares”) in the Merger received only cash consideration in exchange for their Shares, the purchase of the Shares constituted a “Non-Stock Fundamental Change” as that term is defined in the 2009 Note Indenture. As a result, holders of the 2009 Notes have the right to (1) require the Company to repurchase their 2009 Notes on August 18, 2010 (the “Fundamental Change Purchase Date”) at a price equal to their principal amount plus accrued and unpaid interest as set forth in the 2009 Note Indenture or (2) convert their 2009 Notes pursuant to the 2009 Note Indenture for cash at a conversion rate set forth in the 2009 Note Indenture, subject to adjustment as set forth therein, based upon a stock price of $65.00 per Share.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2010, in connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove its common stock from listing on the NYSE and requested the NYSE to file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its Shares. The Company will file with the SEC a certification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, Purchaser, Parent and the Company entered into the Agreement and Plan of Merger dated as of May 12, 2010 (the “Merger Agreement”). The Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2010.

In order to complete the Merger, on July 29, 2010, Purchaser exercised its “top-up option” to purchase Shares, and accordingly, the Company issued 58,282,484 Shares (the “Top-Up Shares”) to Purchaser pursuant to Section 1.8 of the Merger Agreement, at a price per Share of $65.00, which resulted in an aggregate purchase price of $3,788,361,460 (the “Top-Up Purchase Price”). Purchaser paid the Top-Up Purchase Price for the Shares by (i) payment of cash in the aggregate amount of $58,282.48, representing the par value of the Top-Up Shares, and (ii) delivery of a promissory note having a principal amount equal to $3,788,303,177.52.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the representations made by Purchaser that it was an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and that it had the necessary investment intent as required by Section 4(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser offered to purchase all outstanding Shares at a purchase price of $65.00 per Share, net to the holder thereof in cash, without interest and less any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 26, 2010, as amended or supplemented (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented, constitute the “Offer”).

Upon the expiration of the Offer at 9:00 p.m., New York City Time on Monday, July 26, 2010, Purchaser accepted for payment approximately 80,929,717 Shares (including 9,293,901 Shares tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase) representing approximately 92.1% of the outstanding Shares and approximately 91.8% of the Company’s voting securities determined on a fully diluted basis. Upon the acceptance of Shares for payment pursuant to the Offer on July 26, 2010, a change of control of the Company occurred (the “Company Change in Control”). Purchaser accepted for payment all Shares validly tendered and not withdrawn prior to the expiration of the Offer according to the terms and conditions of the Offer.

Based on the per Share consideration of $65.00 and the number of Shares accepted for payment by Purchaser, as of July 26, 2010, the value of the Shares purchased by Purchaser in connection with the Offer was approximately $5.26 billion. The funds used to purchase the Shares were provided by SAP AG from its cash on hand and a €2.75 billion dual-currency term loan facility from Barclays Bank PLC and Deutsche Bank Luxembourg S.A.

Pursuant to the terms and conditions of the Merger Agreement, following the exercise of the “top-up option” as described in Item 3.02, Purchaser was merged with and into the Company on July 29, 2010 in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of stockholders of the Company. In connection with the Merger, each outstanding Share not tendered in the Offer (other than Shares held by the Company, Purchaser, Parent, or any of their respective subsidiaries or holders who properly exercise their appraisal rights under applicable Delaware law) was converted into the right to receive the Offer Price. Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly-owned subsidiary of Parent.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the effective time of the Merger (the “Effective Time”), John S. Chen, Richard S. Alberding, Cecilia Claudio, Michael Daniels, L. William Krause, Alan B. Salisbury, Jack E. Sum and Robert P. Wayman resigned as members of the board of directors of the Company and Brad C. Brubaker, the sole director of Purchaser immediately prior to the Effective Time, became the sole director of the Company.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation of Purchaser as in effect immediately prior to the Effective Time, became the certificate of incorporation of the Company and the bylaws of Purchaser as in effect immediately prior to the Effective Time, became the bylaws of the Company. The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On July 27, 2010, Sybase, Inc. issued the press release attached hereto as Exhibit 99.1.

On July 30, 2010, Sybase, Inc. issued the press release attached hereto as Exhibit 99.2.

On July 30, 2010, SAP AG issued the press release attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Sybase, Inc.

3.2	Amended and Restated Bylaws of Sybase, Inc.

99.1	Press Release issued by Sybase, Inc., dated July 27, 2010

99.2	Press Release issued by Sybase, Inc., dated July 30, 2010

99.3	Press Release issued by SAP AG, dated July 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: July 30, 2010	By:	/s/ Daniel R. Carl
Daniel R. Carl
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Sybase, Inc.

3.2	Amended and Restated Bylaws of Sybase, Inc.

99.1	Press Release issued by Sybase, Inc., dated July 27, 2010

99.2	Press Release issued by Sybase, Inc., dated July 30, 2010

99.3	Press Release issued by SAP AG, dated July 30, 2010